As filed with the Securities and Exchange Commission on March 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Immix Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-4869378
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11400 West Olympic Blvd., Suite 200 Los Angeles, CA	90064
(Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED

IMMIX BIOPHARMA, INC.

2021 OMNIBUS EQUITY INCENTIVE PLAN

(Full title of the plan)

Ilya Rachman, MD PhD

Chief Executive Officer

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

(Name and address of agent for service)

(310) 651-8041

(Telephone number, including area code, of agent for service)

Copies to:

Gabriel Morris Chief Financial Officer Immix Biopharma, Inc.	Leslie Marlow, Esq. Melissa Palat Murawsky, Esq. Blank Rome LLP
11400 West Olympic Blvd., Suite 200 Los Angeles, CA 90064 Telephone: (310) 651-8041	1271 Avenue of the Americas New York, New York 10020 Telephone: (212) 885-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Immix Biopharma, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register an additional 4,024,556 shares (the “Shares”) of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) issuable upon the grant, exercise or vesting of awards pursuant to the Registrant’s Amended and Restated 2021 Omnibus Equity Incentive Plan (the “Plan”) resulting from (i) an automatic increase pursuant to the “evergreen” provision in the Plan of 1,377,001 shares of Common Stock, such number of shares equal to 5% of the total number of shares of Common Stock outstanding as of December 31, 2024; and (ii) an automatic increase pursuant to the “evergreen” provision in the Plan of 2,647,555 shares of Common Stock, such number of shares equal to 5% of the total number of shares of Common Stock outstanding as of December 31, 2025. The Shares are in addition to and of the same class as the Common Stock for which the Registrant previously filed with the SEC: a Registration Statement on Form S-8 on July 22, 2024 (File No. 333-280929), a Registration Statement on Form S-8 on June 13, 2023 (File No. 333-272625) and a Registration Statement on Form S-8 on January 25, 2022 (File No. 333-262336) (collectively, the “Prior Registration Statements”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement.

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference into this registration statement on Form S-8 (the “Registration Statement”) and are made a part hereof:

(a)	The Company’s Annual Report on Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026; and

(b)

The description of our common stock contained in the Registration Statement on Form 8-A, as filed with the SEC on December 13, 2021 (File No. 001-41159), including any amendments thereto or reports filed for the purposes of updating this description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the SEC.

Item 8. Exhibits

		Incorporated by Reference				Filed
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Herewith
5.1*	Opinion of Blank Rome LLP					X
23.1*	Consent of Crowe LLP					X
23.2*	Consent of Blank Rome LLP (included in Exhibit 5.1)					X
24.1*	Power of Attorney (included on the signature page of this registration statement)					X
99.1	Amended and Restated Immix Biopharma, Inc. 2021 Omnibus Equity Incentive Plan***	8-K	001-41159	10.1	06/14/2024
99.2	Form of Stock Option Agreement (Amended and Restated Immix Biopharma, Inc. 2021 Omnibus Equity Incentive Plan) ***	S-8	333-280929	99.2	07/22/2024
99.3	Form of Restricted Stock Grant Agreement (Amended and Restated Immix Biopharma, Inc. 2021 Omnibus Equity Incentive Plan) ***	S-8	333-280929	99.3	07/22/2024
99.4	Form of Restricted Stock Unit Grant Agreement (Amended and Restated Immix Biopharma, Inc. 2021 Omnibus Equity Incentive Plan) ***	S-8	333-280929	99.4	07/22/2024
107*	Filing Fee Table					X

*	Filed herewith.
***	Indicates management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California on March 25, 2026.

Immix Biopharma, Inc.

Date: March 25, 2026	By:	/s/ Ilya Rachman
	Name:	Ilya Rachman
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signature appears below constitute and appoint Ilya Rachman and Gabriel Morris, and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ Ilya Rachman	Chief Executive Officer, Chief Scientific Officer and Chairman	March 25, 2026
Ilya Rachman	(Principal Executive Officer)

/s/ Gabriel Morris	Chief Financial Officer, President and Director	March 25, 2026
Gabriel Morris	(Principal Financial and Accounting Officer)

/s/ Jason Hsu	Director	March 25, 2026
Jason Hsu

/s/ Magda Marquet	Director	March 25, 2026
Magda Marquet

/s/ Helen C. Adams	Director	March 25, 2026
Helen C. Adams

/s/ Carey Ng	Director	March 25, 2026
Carey Ng

/s/ Jane Buchan	Director	March 25, 2026
Jane Buchan

/s/ Yekaterina Chudnovsky	Director	March 25, 2026
Yekaterina Chudnovsky

/s/ Nancy Chang	Director	March 25, 2026
Nancy Chang

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